Exhibit 99.1

Kingsway Receives Shareholder Approval for Share Consolidation

Toronto, Ontario (June 5, 2012) - (TSX: KFS, NYSE: KFS) Kingsway Financial Services Inc. ("Kingsway" or the "Company") today announced that at the Annual and Special Meeting of Shareholders held in Toronto, Ontario, on May 31, 2012, the Company received shareholder approval for a share consolidation (or reverse stock split) of the Company's common shares.
The board of directors of the Company (the “Board”) is authorized to effect the share consolidation if and when the Board shall deem appropriate to do so, but in any event no later than the close of business on August 1, 2012. The Board is also authorized to select the share consolidation ratio within the range of one (1) post-consolidation share for every two (2) pre-consolidation shares to one (1) post-consolidation share for every five (5) pre-consolidation shares.
The Company plans to make an announcement of the effective date of the share consolidation and the share consolidation ratio in due course. Upon the announcement, shareholders who hold their common shares in certificated form are encouraged to deliver a completed letter of transmittal, in the manner set out in the Company's Management Information Circular and Proxy Statement dated May 7, 2012. The Company encourages shareholders to read the materials relating to the 2012 Annual and Special Meeting of Shareholders, as they contain important information regarding the proposed share consolidation and other matters.
The letter of transmittal was previously delivered to shareholders and, along with the other materials relating to the 2012 Annual and Special Meeting of Shareholders, is available online. These materials and the Company's other securities filings can be accessed on the Canadian Securities Administrators' website at www.sedar.com, on the EDGAR section of the U.S. Securities and Exchange Commission's website at www.sec.gov or through the Company's website at www.kingsway-financial.com.

About the Company
Kingsway is a holding company functioning as a merchant bank with a focus on long-term value-creation. The Company owns or controls stakes in several insurance industry assets and utilizes its subsidiaries, 1347 Advisors LLC and 1347 Capital LLC, to pursue opportunities acting as an advisor, an investor and a financier. The common shares of Kingsway are listed on the Toronto Stock Exchange and the New York Stock Exchange under the trading symbol “KFS.”

Forward Looking Statements
This press release includes “forward looking statements” which are subject to risks and uncertainties. Such forward looking statements relate to future events or performance, but reflect Kingsway management's current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward looking statements, including: our high level of indebtedness; our ability to service our debt and comply with debt covenants; our ability to improve our operating performance; our ability to implement our long-term growth strategies and to identify and execute on strategic initiatives; our ability to maintain share price and trading activities at acceptable levels; and our ability to comply with regulatory requirements and the requirements of stock exchanges.
For information identifying additional important factors that could cause actual results to differ materially from those anticipated in the forward looking statements, please refer to the section entitled “Risk Factors” in the Company's 2011 Annual Report on Form 10-K. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise.

Additional Information
Additional information about Kingsway, including a copy of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, can be accessed on the Canadian Securities Administrators' website at www.sedar.com, on the EDGAR section of the U.S. Securities and Exchange Commission's website at www.sec.gov or through the Company's website at www.kingsway-financial.com.